CONSULTING  AGREEMENT


     CONSULTING AGREEMENT dated as of March 2, 2000 between PDC INNOVATIVE INDUSTRIES, INC., a Nevada corporation, ("PDCI"), on the one hand, and M. RICHARD CUTLER ("Cutler"), BRIAN A. LEBRECHT ("Lebrecht"), VI BUI ("Bui"),
JAMES STUBLER ("Stubler"), IWONA ALAMI ("Alami") and SAMUEL EISENBERG ("Eisenberg", and, together with Cutler, Lebrecht, Bui, Stubler and Alami, the "Consultants"), on the other hand.


     WHEREAS:

     A. Consultants have agreed to render consulting services with regard to the negotiation and completion of a stock exchange between PDCI and the majority shareholder of MAS Acquisition XIV Corp., an Indiana corporation (the "MAS XIV Shareholder").

     B. In the event PDCI is able to complete the Stock Exchange with the MAS XIV Shareholder, PDCI wishes to compensate Consultants for their consulting services.


     NOW  THEREFORE,  it  is  agreed:

     1. Stock Compensation. PDCI shall pay and cause to be issued to the Consultants a consulting fee of 2,465,000 shares of common stock of PDCI (the "Shares") immediately upon the execution of a stock exchange agreement with the MAS XIV Shareholder. Such shares shall be subject to registration by PDCI on Form S-8 within 7 days of PDCI closing on the stock exchange agreement with the MAS XIV Shareholder. The Consultants agree to prepare and file the S-8 Registration Statement at their sole expense. The parties agree that the value of the Shares is equal to 50% of the closing bid price on the date of this Agreement. The shares shall be issued as follows: 1,252,750 to Cutler, 273,000 to Lebrecht, 204,750 to Bui, 85,000 to Stubler, 615,500 to Eisenberg, and 25,000 to Alami.

     2. Miscellaneous. This Agreement (i) shall be governed by the laws of the State of California; (ii) may be executed in counterparts each of which shall constitute an original; (iii) shall be binding upon the successors, representatives, agents, officers and directors of the parties; and (iv) may not be modified or changed except in a writing signed by all parties.

     This Consulting Agreement has been executed as of the date first above written.


PDC  INNOVATIVE  INDUSTRIES,  INC.

/S/ Dave Sowers
____________________________________________________
By:     Dave  Sowers,  CEO



CONSULTANTS

/s/ M. Richard Cutler
____________________________________________________
M.  Richard  Cutler

/s/ Brian A. Lebrecht
____________________________________________________
Brian  A.  Lebrecht

/s/ Vi Bui
____________________________________________________
Vi  Bui

/s/ James Stubler
____________________________________________________
James  Stubler

/s/ Samuel Eisenberg
____________________________________________________
Samuel  Eisenberg

/s/ Iwona Alami
____________________________________________________
Iwona  Alami